Exhibit 5.1

August 9, 2018

Priority Technology Holdings, Inc.

2001 Westside Parkway

Alpharetta, GA 30004

Ladies and Gentlemen:

We have acted as special counsel to Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company, with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by selling stockholders of up to 1,500,000 shares of common stock of the Company, par value $0.001 per share (the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation and bylaws of the Company, and (iii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have assumed further that, at the time of issuance of the applicable Securities, (1) there shall not have occurred any change in law affecting the validity of any Security; (2) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (3) the Company will remain a Delaware corporation.

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that the Securities have been duly authorized and validly issued and are fully paid and non-assessable.

Members of this firm are admitted to the bar in the State of New York and the opinions set forth above are limited to the General Corporation Law of the State of Delaware.

This opinion is given on the basis of the law and the facts existing as of the date hereof and delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP